Exhibit 5.3

                         [Letterhead of Sidley & Austin]




                                                  March 21, 1997


Morgan Stanley Capital I Inc.
1385 Broadway, 37th Floor
New York, New York 10036

                  Re:      Morgan Stanley Capital I Inc.
                           Registration Statement on Form S-3
                           (Registration No. 033-46723)
                           ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Morgan Stanley Capital I Inc., a Delaware corporation (the "Registrant"), in connection with the proposed issuance of Mortgage Pass-Through Certificates (the "Certificates") in one or more series (each a "Series") at the direction of the Registrant as described in the Registrant's Registration Statement (No. 033-46723) on Form S-3 declared effective by the Securities and Exchange Commission (the "Commission") on July 19, 1995, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on August 30, 1995 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in Series under separate pooling and servicing agreements (the "Pooling and Servicing Agreements") among the Registrant, the Master Servicer named therein, the Special Servicer (if any) named therein and the Trustee named therein or separate trust agreements between the Registrant and the Trustee named therein (the "Trust Agreements" and, together with the Pooling and Servicing Agreements, the "Agreements"). The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

     In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have


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Morgan Stanley Capital I Inc.
March 21, 1997
Page 2


reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

     In rendering this opinion, we have assumed that each Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement and that the transactions contemplated to occur under the Registration Statement and such Agreement with respect to such Series of Certificates in fact occur in accordance with the terms thereof.

     Based upon and subject to the foregoing, and further subject to the qualification set forth below, we are of the opinion that when

          (i) the issuance and principal terms of each Series of Certificates have been duly authorized by appropriate corporate action by the Registrant

          (ii) (a) each party to each Agreement with respect to such Series of Certificates possesses the corporate power and authority to enter into and perform all of such party's obligations thereunder, (b) each such Agreement has been duly authorized by all necessary action, executed and delivered and (c) each such Agreement consitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and

          (iii) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of each Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable and the holders of such Certificates will be entitled to the benefits of each such Agreement as provided therein.



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Morgan Stanley Capital I Inc.
March 21, 1997
Page 3

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement relating to each Series of Certificates with respect to which we act as special counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

     We express no opinion as to any laws other than the law of the State of New York and the federal law of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                                             Very truly yours,


                                                             /s/ Sidley & Austin